EXHIBIT 23.2

                         Consent of Independent Auditors

     We consent to the inclusion in this registration statement on Form S-4 of our report dated January 31, 2003, on our audits of the financial statements and financial statement schedules of Simmons First National Corporation. We also consent to the references to our firm under the caption "Experts."


                                                     BKD, LLP

                                                     /s/  BKD, LLP

Pine Bluff, Arkansas
February 10, 2004